Exhibit 10.51
Private & Confidential

DATED 19 August 2011

MATTHEW PHILIP LINDSEY-CLARK    (1)
and

EVERCORE PARTNERS INTERNATIONAL LLP    (2)

__________________________________________

Schedule of Terms

__________________________________________

Contents

Clause........................................................................................................................................Page

This AGREEMENT is dated 19 August 2011 and is made BETWEEN:

(1)EVERCORE PARTNERS INTERNATIONAL LLP whose registered office is at 10 Hill Street, London, WlJ 5NQ (the "Evercore LLP"); and
(2)MATTHEW PHILIP LINDSEY-CLARK of 158 Castelnau, Barnes, London SW13 9ET
("you").

1Definitions
1.1In this Agreement, unless the context requires otherwise:
"Confidential Information" means:
(a)in relation to the Evercore LLP or any member of the Evercore Group, details of clients, the prices charged to and terms of business with clients, marketing plans, financial information, results and forecasts (save to the extent that these are in the public domain), details of employees and officers and of the remuneration and other benefits paid to them and any recruitment plans, together with any other information which may come within your knowledge while you are a Member (or, if appropriate, during any previous employment with a member of the Evercore Group) which you are told is confidential; and
(b)in relation to clients or suppliers of the Evercore LLP or any member of the Evercore Group, details of their business, financial condition and requirements, any proposals relating to the acquisition or disposal of a company or business or any part thereof or of any proposed expansion or contraction of activities, together with any information which has been given to the Evercore LLP or any member of the Evercore Group in confidence by clients, suppliers or other persons which may come within your knowledge while you are a Member (or, if appropriate, during any previous employment with a member of the Evercore Group);
"Date of Joining" means the date as set out in Schedule 1 to the Members' Agreement;
"Date of Outgoing" means the date on which you cease to be a Member;
"Majority" means any amount greater than 50 per cent;
"Member" means a member of the Evercore LLP from time to time;
"Members' Agreement" means the deed made between the Members of the Evercore LLP to set out the terms governing the relationship between the Members of the Evercore LLP, as such agreement may be amended from time to time;
"Prohibited Area" means the United Kingdom, the United States of America and Hong Kong, together with any other jurisdiction in which the Evercore LLP and/or any member of the Evercore Group is authorised to conduct business;
"Restricted Period" means the period starting on the Date of Outgoing and ending six months thereafter, reduced by the number of days (if any) that you are suspended in accordance with clause 13.5; and
"Restricted Service(s)" means any or all of the services and facilities which are supplied by the Evercore LLP and/or any member of the Evercore Group at the Date of Outgoing and with
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which the Member's duties were concerned or for which the Member was responsible in the 6 months prior to the Date of Outgoing.
1.2In this Deed, words and expressions defined in the Members' Agreement shall have the same meaning and be interpreted in the same way in this Agreement unless expressly otherwise defined herein.
2The Members' Agreement
2.1You agree that you have been given and have read a copy of the current Members' Agreement and covenant with each of the Members to perform and be bound by the terms of the Members' Agreement as if you were a party to the Members' Agreement.
3Title and Responsibilities
3.1As a Member you will be required, together with the other Members, to carry out the Business, reporting to the CEO and to the Executive Committee and/or any committee or person whom the Executive Committee may from time to time determine.
3.2You will, in the context of the Business, be involved in the origination and execution of the corporate finance business of the Evercore LLP and the wider Evercore Group. In this context you shall use the title of Senior Managing Director.
3.3The Executive Committee may require you (without further remuneration than is mentioned in this Agreement) to carry out your duties on behalf of any member of the Evercore LLP Group and to act as a director or officer or Designated Member of any member of the Evercore LLP Group (including acting as an Executive Committee Representative).
3.4The Executive Committee reserves the right to require you to carry out responsibilities of another position in addition to or instead of your responsibilities as set out herein and to change your duties and responsibilities according to the operational needs of the Business.
4Duties
4.1You shall:
(a)devote the whole of your business time attention and skill to the business and affairs of the Evercore LLP and the Evercore Group;
(b)faithfully and diligently perform such duties and exercise such powers consistent with your position as may from time to time be assigned or vested in you by the Executive Committee;
(c)obey all reasonable and lawful directions of the Executive Committee;
(d)comply with all the Evercore LLP's rules, regulations, policies and procedures from time to time in force; and
(e)keep the Executive Committee promptly and fully informed of your conduct of the Business and provide such explanations in connection therewith as the Executive Committee may reasonably require.

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5Drawings
5.1You shall be entitled to take such monthly drawings (Drawings) as you are advised by the Executive Committee from time to time, subject to a minimum monthly drawing of £20,833.33. Your permitted monthly Drawings shall be payable by bank transfer on or about the 15th day of each month.
5.2All such Drawings from the Evercore LLP are made by way of payment on account of your share of the Distributable Cash.
5.3Your entitlement to Drawings will be reviewed by the Executive Committee annually and shall take effect from 1 January in each calendar year.
6Profit Sharing
6.1The Executive Committee shall be solely responsible in its absolute discretion for determining your share of the Distributable Cash from time to time in accordance with the terms of the Members' Agreement and the Profit Sharing Principles. For the avoidance of doubt, any share of the Distributable Cash which you receive (other than your Drawings and Other Benefits) (a Discretionary Amount) will be entirely discretionary (both as to the payment and, if paid, the amount paid) and may evolve over time. You will have no rights to receive a Discretionary Amount on the basis that during your membership of the Evercore LLP you have historically received a particular Discretionary Amount from time to time. In the event that your membership of the Evercore LLP has terminated for any reason, or you are under notice to terminate your membership of the Evercore LLP when the date for payment of any Discretionary Amount falls due, you will have no entitlement to receive any such Discretionary Amount.
7Taxation
7.1Your attention is drawn, and you hereby consent, to the provisions relating to taxation contained within the Members' Agreement.
8Other Benefits
8.1The Evercore LLP shall, to the extent requested by you and with effect from your Date of Joining, provide:
(a)you with contributions paid into a personal pension plan selected by you. This pension contribution shall amount initially to 17.5% of Drawings (subject to the earnings cap as may apply from time to time pursuant to HMRC rules) payable on a monthly basis. The Executive Committee reserves the right to change this pension policy in the event of a material change in any relevant law or HMRC practice;
(b)you and your immediate family with medical expenses insurance pursuant to the scheme that the Evercore LLP shall from time to time maintain for the benefit of its Members subject to its terms and conditions from time to time in force;
(c)you with death in service benefits equivalent to four times your annual Drawings, subject to the terms and conditions of the policy which the Evercore LLP shall from time to time maintain with an external insurer;
(d)you with permanent health insurance benefits pursuant to the scheme that the Evercore LLP shall from time to time maintain. The provision of this benefit to you is expressly subject to the terms of the scheme in place from time to time. Reference is made in

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particular to its provisions regarding termination of benefits. A copy of the scheme is available from the Evercore LLP. The Evercore LLP reserves its right to terminate your membership of the Evercore LLP notwithstanding that this may deprive you of benefits under the scheme; and
(e)you with the same maternity, paternity, adoption and parental leave and pay (as applicable) pursuant to the maternity and paternity policies of the Evercore LLP Group as if you were an employee (rather than a Member) of the Evercore LLP, subject to the terms and conditions of the applicable policy from time to time in force.
9Hours and Place of Work
9.1You shall be required to work such hours as are necessary for the proper performance of your duties. Your minimum hours of work shall be from 9.00 a.m. to 6.00 p.m., Monday to Friday.
9.2Your normal place of work will be at the principal offices of the Evercore LLP but the Evercore LLP reserves the right to change this to any other location in central London either on a temporary or permanent basis.
9.3You will be entitled to spend a reasonable amount of your business time working from home provided that the Executive Committee is satisfied that this is not affecting your ability to perform your duties or the overall effective performance of the Business.
10Holidays
10.1You will be entitled to take, in addition to normal English bank and public holidays, up to 25 days holiday in each holiday year. The Evercore LLP's holiday year commences on 1 January each year.
10.2Holiday entitlement should, where possible, be taken during the appropriate holiday year. Up to a maximum of 5 days accrued holiday entitlement may be carried forward to the next holiday year, provided it is taken within the first 4 months of the next holiday year. Any accrued holiday entitlement not carried forward and taken in accordance with these terms will be forfeited, without any right to payment in lieu thereof.
10.3Your holiday should be taken at such times as may be agreed by the Executive Committee.
10.4The Executive Committee may require that you alter the time which you had intended to take your holiday, in order to ensure the effective operation of the Business. In such circumstances the Evercore LLP will reimburse you for all reasonable expenses which you had incurred and which are otherwise irrecoverable by you.
10.5The Executive Committee may in its absolute discretion grant additional holiday to you in recognition of you being required to work extensively during weekends and/or public holidays.
11Sickness and other absence
11.1The Evercore LLP shall continue to pay your Drawings and Other Benefits during a period of absence on medical grounds up to a maximum of 26 weeks in any period of 12 months, provided that you provide the Evercore LLP with medical certificates covering any period of sickness or incapacity exceeding seven days (including weekends) and you undergo at the Evercore LLP's expense a medical examination by a doctor supported by the Evercore LLP.
11.2In the event of your long-term illness or disability, you may be eligible for an insurance benefit under the permanent health insurance scheme that the Evercore LLP shall from time to time

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maintain as referred to above, subject to the terms of the scheme in place from time to time and subject to underwriting. If the insurer fails or refuses to provide you with any benefits under the scheme provided by the Evercore LLP, your right of action shall be against the insurers of the scheme and not the Evercore LLP.
11.3If your absence is occasioned by the actionable negligence of a third party in respect of which damages are recoverable, all sums paid to you by the Evercore LLP during such absence will be paid by way of a loan. You agree to notify the Evercore LLP of all the relevant circumstances and of any claim, compromise, settlement or judgement made or awarded in connection therewith and if the Evercore LLP requires, refund the Evercore LLP any amounts recovered in respect of loss of earnings for the period for which contractual sick pay has been paid.

12Expenses
12.1You shall be entitled to be reimbursed by the Evercore LLP for all costs and expenses determined by the Executive Committee to be reasonably incurred by you in the due performance of your obligations as a Member of the Evercore LLP or in respect of anything necessarily done by you for the preservation of the Business or the property of the Evercore LLP. Reimbursement shall be in accordance with and subject to procedures approved by the Executive Committee.
13Termination

13.1You may elect to terminate your membership of the Evercore LLP on giving not less than 6 months' prior notice in writing to the Executive Committee and on the expiry of such notice you shall cease to be a Member of the Evercore LLP.
13.2In the event that you elect to terminate your membership of the Evercore LLP in circumstances in which you would, had you been an employee of the Evercore LLP, have had a valid claim for constructive dismissal as set out below, you will be entitled to be treated as a Good Leaver under the terms of the Members' Agreement and you shall no longer be subject to the notice requirements and restrictive covenants in clauses 13.1 and 14 provided that at the Date of Outgoing there are no circumstances which would give the Evercore LLP grounds for your instant dismissal pursuant to clause 13.6. For these purposes, it is agreed that circumstances in which you would have had a valid claim for constructive dismissal had you been an employee of the Evercore Group shall be:
(a)a reduction in your Drawings or Other Benefits or a diminution in your title or status (such that you are no longer a Senior Managing Director);
(b)your dismissal pursuant to clause 13.5 of the Members' Agreement;
(c)your removal from office as CEO, or Chairman, or Executive Committee Representative without such removal having first been ratified by the Executive Committee;
(d)a material, unremedied breach by the Evercore LLP or the Corporate Members of the terms of the Members' Agreement or the Schedule of Terms;
(e)any other circumstances which, were you an employee of the Evercore LLP, would amount to a fundamental breach of your contract of employment; or
(f)any other circumstance which a Queen's Counsel of at least 25 years call who specialises in employment law confirms would have had a real prospect of success as a claim for constructive dismissal had you been an employee of the Evercore Group,

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in each case, without your prior written agreement (hereinafter referred to as Constructive Dismissal and Constructively Dismissed shall be construed accordingly).
For the avoidance of doubt neither:
(i)removal from any directorship of an Evercore LLP Group company or from any regulatory office which you perform pursuant to the FSA Rules or the Act or Regulations; nor
(ii)the making of any amendments to the terms and conditions of your Other Benefits as set out in clause 8 to the extent required to comply with changes in all applicable law and regulation, shall be deemed to amount to Constructive Dismissal.
13.3Your membership of the Evercore LLP shall be subject to termination by the Evercore LLP giving you not less than 6 months' notice in writing and on expiry of such notice you shall cease to be a Member of the Evercore LLP.
13.4In the event of you giving notice to terminate your membership for any reason, or the Evercore LLP giving you notice pursuant to clause 13.3, the Executive Committee may elect to pay you in lieu of part or all of any notice period. Pay in lieu shall consist of your permitted Drawings pursuant to clause 5 and any Other Benefits pursuant to clause 8 only.
13.5During any period of notice of termination, the Evercore LLP shall be under no obligation to assign any duties to you and the Executive Committee shall be entitled to suspend you from attending to the Business (including by excluding you from the Evercore Group's premises and/or directing you not to have any communication with any clients of the Evercore LLP or any member of the Evercore Group in such notice period), provided that this shall not affect your entitlement to receive your Drawings and Other Benefits. Other than in the event that you elect to terminate your membership of the Evercore LLP pursuant to clause 13.2, during such period of notice you shall remain a Member of the Evercore LLP and so remain bound by your duties, including without limitation your duties of good faith, confidentiality and exclusivity of service.
13.6If the CEO or the Executive Committee concludes (acting fairly, reasonably and on an informed basis and in good faith) that you:
(a)by act or default have committed or are guilty of any material breach of this Deed or the Members' Agreement or any other material breach of your duties as a Member;
(b)have failed to pay over or refund to the Evercore LLP any money for which you are accountable to the Evercore LLP in excess of £5,000 within 14 days after being required in writing to do so by the Executive Committee;
(c)have become subject to the bankruptcy laws or enter into any composition or arrangement with or for the benefit of your creditors;
(d)have acted in any respect contrary to the good faith or goodwill which ought to be observed between Members or in a manner tending to bring the Evercore LLP or any Member of the Evercore LLP or any employee of any member of the Evercore Group into disrepute which, in any such case, has a material adverse effect on the Business;
(e)have absented yourself from the Business for a material period of time on a material number of occasions (absence permitted in accordance with clause 10 or clause 11 above or due to temporary illness or as otherwise agreed by the Executive Committee not being reckoned);

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(f)have misused any Confidential Information in a manner which has a material adverse effect on the Business;
(g)have been convicted of an offence under any statutory enactment or regulation relating to insider dealing or, through any act or omission on your part, have breached or caused the Evercore LLP or any member of the Evercore LLP Group to breach any securities laws, or any rules or regulations to which the Evercore LLP or any member of the Evercore LLP Group is or may be bound, including for the avoidance of doubt the rules and regulations of the FSA, in a manner which has a material adverse effect on the Business;
(h)have been in breach of the provisions of the Evercore LLP Compliance Manual, as amended from time to time in a manner which has a material adverse effect on the Business;
(i)have been convicted of a criminal offence (other than a road traffic or littering offence) or are reasonably suspected by the CEO after having made all reasonable enquiries, of being guilty of fraud, theft, criminal damage or wilful dishonesty;
(j) have abused alcohol in the course of conducting the Business or while on the premises of the Evercore LLP or any member of the Evercore Group or client of the Evercore LLP or any member of the Evercore Group after receiving a written warning from the Executive Committee in relation to such abuse, or have abused any illegal drug or substance;
(k)have committed an assault on or fought with any person during the conduct of your duties or while on the premises of the Evercore LLP or any member of the Evercore Group or any client of the Evercore LLP or any member of the Evercore Group;
(1)have committed arson of property or sabotage of machinery and/or materials which are on the premises or belong to the Evercore LLP or any member of the Evercore Group or any client of the Evercore LLP or any member of the Evercore Group;
(m)have committed any act or omission constituting unlawful discrimination (directly, indirectly or by association) on grounds of sex, race, disability, age, sexual orientation or religion or belief, or harassment on any of these grounds;
(n)have given false information on employment, health and previous experience relevant to your appointment as a Member of the Evercore LLP; or
(o)have been dismissed for cause under limb (e) of the dismissed for cause definition in the Sale and Purchase Agreement to the extent such clause is still applicable at the time of such conclusion, or, if thereafter, following receipt of a written warning from the CEO, have failed to remedy within 10 Business Days (or such longer period as the CEO may consider reasonable) what the CEO and a Super Majority of the Senior Managing Directors acting fairly, reasonably, on a fully informed basis and in good faith concludes was a deliberate and unreasonably continuous disregard of your fundamental obligation to commit time and effort to the performance of your duties pursuant to the Evercore LLP Agreement of such magnitude as to justify your summary dismissal, then in any such circumstance set out in clause 13.6 above, the CEO or the Executive Committee may by notice in writing to you terminate forthwith your membership of the Evercore LLP (a "Notice of Termination"), and publish a notice stating that you have ceased

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to be a Member of the Evercore LLP, provided that any Notice of Termination shall be given within 3 calendar months from the date on which the act or default giving rise thereto came to the knowledge of all of the members of the Executive Committee.
13.7If a Majority of the Executive Committee (acting reasonably) conclude that an inquiry is necessary to establish whether one of the circumstances listed in clause 13.6 applies, then the Executive Committee may suspend you from attending to the Business (including by excluding you from the Evercore Group's premises and/or directing you not to have any communication with any clients of the Evercore LLP or any member of the Evercore Group for the period of such suspension) for a period of up to 3 calendar months provided that your drawings and other benefits shall continue to be paid during the period of such suspension.
13.8If a Notice of Termination is served on you pursuant to clause 13.6 above, you shall immediately cease to be a Member of the Evercore LLP, but without prejudice to the remedies of the other Members for any prior breach of this Deed or the Members' Agreement.
13.9Any delay by the Evercore LLP in exercising such right of termination set out in clause 13.6 above shall not constitute a waiver thereof and the rights of termination set out therein do not imply that the Evercore LLP will not take action in accordance with its rights and duties under criminal or civil law.
13.10On the termination of your membership of the Evercore LLP (howsoever arising) or on either the Evercore LLP or you having served notice of such termination, you shall:
(a)at the request of the Executive Committee resign from office as Director of any member of the Evercore LLP Group and all offices held by you in the Evercore LLP or any member of the Evercore LLP Group although such resignation shall be without prejudice to any claims which you may have against the Evercore LLP or any member of the Evercore LLP Group arising out of the termination of your membership of the Evercore LLP; and
(b)forthwith deliver to the Evercore LLP all credit cards, access cards, portable computers and other property of or relating to the business of the Evercore Group which are in your possession or under your power or control, and if you should fail to do so the Evercore LLP is hereby irrevocably authorised to appoint some person in your name and on your behalf to sign any documents and do any things necessary or requisite to give effect thereto.
14Restrictive covenants
14.1You hereby undertake with the Evercore LLP and the other Members that you will not (without the prior written consent of the Executive Committee) whether by yourself, through your employees or agents or otherwise howsoever and whether on your own behalf or on behalf of any other person, firm, company, or other organisation, directly or indirectly:
(a)from the date of this Deed until the Date of Outgoing and during the Restricted Period, in competition with the Evercore LLP or any member of the Evercore Group in the Prohibited Area be employed or engaged or otherwise interested in the provision of any Restricted Service.
Nothing contained in this clause 14.l(a) prohibits you from (i) investing, as a passive investor, in any publicly held company provided that your beneficial ownership of any class of such publicly held company's securities does not exceed three percent (3%) of

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the outstanding securities of such class, (ii) entering the employ of any academic institution or governmental or regulatory instrumentality of any country or any domestic or foreign state, county, city or political subdivision, or (iii) providing services to a subsidiary or affiliate of an entity that controls a separate subsidiary or affiliate that provides any Restricted Services, so long as the subsidiary or affiliate for which you may be providing services is not itself providing Restricted Services and you are not, as an employee of such subsidiary or affiliate, engaging in activities that would otherwise cause such subsidiary or affiliate to be deemed to be providing Restricted Services;
(b)for so long as you are a Member, in competition with the Evercore LLP or any member of the Evercore Group in respect of any Restricted Service solicit business from or canvass or otherwise have dealings with any person, firm, company or organisation who or which at any time during the continuance of Evercore LLP:
(i)was a client of the Evercore LLP or any member of the Evercore Group; or
(ii)was negotiating with or contemplating doing business with the Evercore LLP or any member of the Evercore Group;
and with whom or which, during such period, you have had any contact or involvement whether as a Member or as an employee of a member of the Evercore Group;
(c)after the Date of Outgoing and during your Restricted Period, in competition with the Evercore LLP or any member of the Evercore Group in respect of any Restricted Service solicit business from or canvass or otherwise have dealings with any person, firm, company or organisation who or which:
(i)at any time during the period of 2 years immediately preceding the Date of Outgoing was a client of the Evercore LLP or any member of the Evercore Group; or
(ii)at the Date of Outgoing was negotiating with or contemplating doing business with the Evercore LLP or any member of the Evercore Group, and with whom or which, during such 2 year period, you have had any contact or involvement whether as a Member or as an employee of a member of the Evercore Group;
(d)from the date of this Deed until the Date of Outgoing and during the Restricted Period, solicit or entice away from or endeavour to solicit or entice away from the Evercore LLP or any member of the Evercore Group any Member or any employee of any member of the Evercore Group whether or not such person would commit any breach of contract by reason of leaving the service of the relevant company.
14.2While the restrictions contained in this clause 14 (on which you have had the opportunity to take independent advice, as you hereby acknowledge) are considered by you to be reasonable in all the circumstances, it is agreed that if any such restrictions, by themselves, or taken together, are adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Evercore LLP but would be adjudged reasonable if part or parts of the wording thereof were deleted or amended or qualified or the periods of the wording were reduced or the range of products or area dealt with thereby were reduced in scope, it is agreed that the relevant restriction or restrictions shall apply with such modification or modifications as may be necessary to make it or them valid and effective.

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15Company Property
15.1Upon termination of your membership of the Evercore LLP for whatever reason you shall forthwith return all correspondence, client lists, documents, notes, memoranda and other papers, magnetic discs, tapes or other software storage media and all other property belonging to the Evercore LLP or any member of the Evercore Group which may be in your possession or under your control. You shall not without the written consent of the Executive Committee retain any copies. If so requested by the Executive Committee you will sign a statement confirming that you have complied with this requirement.
16Confidentiality
16.1You are not, either while you are or after you cease to be a Member of the Evercore LLP, to use or to disclose to anyone (other than in the proper course of the performance of your duties) or through a failure to exercise due care and diligence cause the unauthorised disclosure of any trade secrets (including without limitation any formulae, process, methods, knowledge and/or know-how which for the time being is confidential) or Confidential Information relating to the Evercore LLP, any member of the Evercore Group or any client of any member of the Evercore Group which may come within your knowledge while you are a Member of the Evercore LLP (or during any previous employment by a member of the Evercore Group).
17Disciplinary Procedure
17.1You are required to observe high standards of discipline and conduct, and to comply with any disciplinary procedure which the Executive Committee may set down from time to time. A copy of the Evercore LLP's disciplinary procedure, which does not form part of the terms of this Agreement, is available upon request.
18Grievance Procedure
18.1The Evercore LLP believes that the most satisfactory way to solve problems and resolve difficulties is by direct communications between Members and the Executive Committee, and the exercise of goodwill on both sides. However, in the event that your grievance cannot be resolved informally please refer to the Evercore LLP 's Grievance Procedure. A copy of the Evercore LLP's Grievance Procedure, which does not form part of the terms of this Agreement, is available upon request.
19Outside Interests
19.1You are required to devote all your working time and energies to the Business and are not entitled to undertake any outside paid work of whatever type or to be directly or indirectly employed, engaged, concerned or interested in any other business concern without the written agreement of the Executive Committee. Without prejudice to the generality of the foregoing, all significant external commitments such as non-executive directorships or charity commitments will be subject to Executive Committee approval. Executive Committee approval shall be deemed to have been granted in respect of any such outside interests or external commitments which have been disclosed to the Evercore Group prior to the date of this Deed.
19.2You will be required to inform the Evercore LLP's Compliance Officer of any external investments including any prospective dealings in public or private company shares. You acknowledge that certain dealings may be prohibited for compliance reasons and you agree to abide by the compliance policies and procedures which the Evercore LLP Group may implement from time to time.

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20Regulatory and Miscellaneous Compliance
20.1It is a condition of you being a Member of the Evercore LLP that you are registered as an approved person with the FSA (and/or any body which may succeed to the relevant functions of the FSA) and/or any other regulatory body in any other relevant jurisdiction whose rules and regulations the Evercore LLP or any member of the Evercore LLP Group is bound by, in each case, in a manner suitable for the performance of your duties and satisfactory to the Evercore LLP and any relevant member of the Evercore LLP Group, such registration to be finalised no later than six months after the Date of this Deed.
20.2It is a condition of your being a Member of the Evercore LLP that you abide by and conform with the rules, regulations and practices of any regulatory body, including but not limited to the FSA and any other regulatory bodies whose rules and regulations the Evercore LLP or any member of the Evercore LLP Group is bound by. You will ensure that you do not, through any act or omission, cause any breach by you, the Evercore LLP or any member of the Evercore LLP Group of any of the rules or regulations, which are available for inspection on request.
20.3You confirm that you have received and read the Evercore LLP's Compliance Manual and will conform with its provisions, including any amendment of its provisions from time to time.
21Data Protection
21.1You consent to the holding, processing and disclosure of your personal information (including sensitive data within the meaning of the Data Protection Act 1998, as amended from time to time) solely for the purposes of efficiently administering the Business, including for example disclosure to members of the Evercore Group, third parties, consultants, sub-contractors and outsources and transfer of such information outside the European Economic Area.
21.2You acknowledge that as a Member you may have access to and process, or authorise the processing of, personal data and sensitive personal data relating to other Members, employees, customers and other individuals held or controlled by the Evercore LLP or by a member of the Evercore Group. You agree to comply with the terms of the Data Protection Act 1998, as amended from time to time, in relation to such data and to abide by the Evercore LLP Group's data protection policy as set out in any applicable Evercore LLP Group guidelines.
22Former agreements
22.1To the extent that any previous agreement whether verbal or written given to you at any time conflicts with this Agreement, the contents of this Agreement shall take precedence.
23Variation
23.1The terms and conditions set out herein may be varied in accordance with clause 38 of the Members' Agreement.

24Choice of Law
24.1This Agreement shall be governed by and interpreted in accordance with English law.
24.2The parties submit to the jurisdiction of the High Court of Justice in England.

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IN WITNESS whereof this Agreement has been executed the day and year first above written.

EXECUTED AS A DEED by Evercore Partners International LLP	····················· Member
····················· Member

EXECUTED AS A DEED by Matthew Philip Lindsey-Clark in the presence of:	·····················

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